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                                                                EXHIBIT 23(b)


RYDER SCOTT COMPANY                                          FAX (713) 651-0849
PETROLEUM ENGINEERS

1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002-5218  TELEPHONE (713) 651-9191


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and on Form S-3 Nos. 33-50029
and 33-50953 of our summary report dated January 30, 1995 included as Exhibit 99(a) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item
2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and "- Exploration, Development and Production Activities", in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Oil and Gas" and "Capital Resources and Liquidity - Assessment of Oil and Gas Properties" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.



                                                  RYDER SCOTT COMPANY
                                                  PETROLEUM ENGINEERS



Houston, Texas
February 24, 1995